UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2008
Premier Exhibitions, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia		30326

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Harold W. Ingalls Appointed as a Director. On April 27, 2008, Mr. Ingalls, age 60, was appointed to the Board of Directors of Premier Exhibitions, Inc. (the “Company”). Mr. Ingalls’ appointment as a Director filled one of two existing vacancies on the Company’s Board of Directors. Mr. Ingalls also presently serves as the Company’s Chief Financial Officer, and as such is not “independent” pursuant to the listing standards of The Nasdaq Stock Market. Descriptions of Mr. Ingalls’ business experience and the compensation he receives from the Company for serving as its Chief Financial Officer are set forth in the Company’s Current Report on Form 8-K dated February 20, 2008, which descriptions are incorporated herein by reference.
     Gregg M. Goodman Appointed as a Director. On April 27, 2008, Mr. Goodman, age 44, was appointed to the Company’s Board of Directors. Mr. Goodman’s appointment as a Director filled the remaining vacancy on the Company’s Board of Directors. Mr. Goodman is the Executive Vice President, Development at The Mills, a subsidiary of the Simon Property Group (NYSE: SPG). Mr. Goodman has served The Mills as an Executive Vice President since 2001 and is responsible for overseeing all development and anchor leasing activities across The Mills’ properties portfolio. Such portfolio consists of “Mills” branded super-regional destination centers such as Sawgrass Mills and the Block at Orange, a unique lifestyle/entertainment project. Prior to his current position, and between 1994 and 2001, Mr. Goodman served in various executive positions for The Mills. Mr. Goodman is a graduate of the University of Missouri.
          Mr. Goodman is considered to be an independent Director of the Company in accordance with the listing standards of the Nasdaq Stock Market.
     General. Messrs. Ingalls and Goodman are each eligible to participate in the compensation programs and arrangements for Directors as may be in effect from time to time. The Company’s existing compensation programs and arrangements for its Directors are more fully described under the section of the Company’s 2007 proxy statement dated June 27, 2007 entitled “Director Compensation,” which description is incorporated herein by reference. The Compensation Committee of the Board of Directors did not make any equity compensation awards in connection with the appointment of either Mr. Ingalls or Mr. Goodman to the Company’s Board of Directors.
     There are no arrangements or understandings between either Mr. Ingalls or Mr. Goodman and any other persons with respect to their appointment as directors of the Company. Except for Mr. Ingalls’ Employment Agreement with the Company pursuant to which he serves as the Company’s Chief Financial Officer, since March 1, 2007, there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which either Mr. Ingalls or Mr. Goodman, or any member of their respective immediate families, had, or will have, a direct or indirect material interest. A description of the material terms of Mr. Ingalls’ Employment Agreement with the Company is set forth in the Company’s Current Report on Form 8-K dated February 20, 2008, which description is incorporated herein by reference

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: April 29, 2008	By:	/s/ Harold W. Ingalls
Harold W. Ingalls,
Chief Financial Officer